UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2015

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A-2 is being filed as an amendment to the Current Report on Form 8-K/A-1 filed on January 14, 2016 (the “Original 8-K”) by Bionik Laboratories Corp. (the “Company”). The sole purpose of this amendment is to disclose the decision of the Company as to how frequently it will conduct future stockholder advisory votes regarding executive compensation in light of the vote of the Company’s stockholders on December 29, 2015. This Form 8-K/A-2 does not otherwise amend the Original 8-K in any way.

Item 5.07	Submission of Matters to a Vote of Security Holders

At its annual meeting of stockholders held on December 29, 2015, the Company’s stockholders held an advisory vote to approve the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (say-on-pay). As reported in the Original 8-K, the stockholders approved, on a non-binding, advisory basis, a three-year frequency for future say-on-pay advisory votes. Accordingly, the Company’s board of directors determined that the Company will hold a say-on-pay advisory vote every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
Name:	Peter Bloch
Title:	Chief Executive Officer